Exhibit 23(b)

               CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Registration Statement on Form S-8 and related prospectus of our report dated February 17, 1998, on our audits of the consolidated financial statements and financial statement schedule of MascoTech, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended
December 31, 1997, which report is included in the Annual Report on Form 10-K of Masco Corporation for the fiscal year ended December 31, 1997.


Detroit, Michigan
March 19, 1999